Exhibit 10.23

                             SHARE HOLDERS AGREEMENT
                             -----------------------

This Share Holder Agreement made this 11th day of October 2005 is entered into by and between:

Lakeland Industries Inc., a Delaware corporation having its principle place of business at 701-7 Koehler Ave, Ronkonkoma, NY 11779, through Mr. Christopher J. Ryan (hereafter referred to as "Lakeland") which expression shall mean and include its successors, administrators and permitted assigns, of the first part.

                                       AND

Mr. P. S. Ratra son of Late Mr. G. S. Ratra resident of A-33, New Friends Colony, New Delhi - 110 065, India (hereinafter referred to as "PSR"), which expression shall mean and include her heirs, legal representatives, successors in interest, administrators and permitted assigns, of the second part

                                       AND

Mr. Kamal Ratra son of Late Mr. G. S. Ratra resident of A-33, New Friends Colony, New Delhi - 110 065, India (hereinafter referred to as "KSR"), which expression shall mean and include his heirs, legal representatives, successors in interest, administrators and permitted assigns, of the third part

(Collectively "Parties").

WHEREAS

A. Lakeland is desirous of having a manufacturing activity for industrial gloves (the Products) in India;

B. PSR and KSR are engaged in the business of manufacture of the Products from their manufacturing facility in the name of their company M/s RFB Latex Limited of which they are the controlling shareholders;

C.    In order to assess the market  condition  and  potential of the  business,
      Lakeland  has  decided  to  initially   procure  the  Products   from  the
      manufacturing facility of PSR and KSR;

D. In order to carry out the intended activity, a joint venture company is to be incorporated who will undertake the activity of procuring and sale of the Products;

E. The Parties have joined hands to participate in the said business activities by subscribing to the shareholding of a company to be incorporated in the name of M/s RFB Lakeland Industries Private Limited; and

F. The shareholding of the Parties hereto in the said company will be held in accordance with this Agreement;

Now in consideration of mutually dependent covenant set forth hereafter, the Parties agree as follows:

                                    ARTICLE-1
                                   DEFINITIONS

In this Agreement:

(a) the Article headings and numberings are for convenience only and shall be ignored in the interpretation of this Agreement;

(b)   the singular includes the plural and vice versa;

(c) references to any agreements or Applicable Law include any amendment or replacement thereof, in whole or in part;

(d) references to Articles and Annexes are, unless the context otherwise requires, references to Articles and Annexes of this Agreement; and


(e) terms defined in this Article shall have the meaning ascribed herein when used in capitalized form elsewhere in this Agreement.

"Act" shall mean Companies Act, 1956

"Agreement" means this Agreement and includes all modifications, alternations, additions or deletions thereto made or entered into in writing after the date of execution hereof.

"Applicable Law" means all statutory and un-codified laws, rules, regulations, delegated legislation, ordinance, judicial pronouncements, decrees and orders of courts to which either Party are subject by virtue of their being citizen of this country or by reason of the performance of their respective obligations or the enjoyment of their rights in accordance hereunder.

"Approval" means all permissions, consents, validation, confirmation, licenses and authorization whether obtained and / or required to be obtained under Applicable Laws to enable Parties to perform all their obligations and enjoy their rights hereunder.

"Articles of Association" means the Articles of Association of the Company.

"Board of Directors" means the Board of Directors of the Company.

"Business" means the business of the Company and / or Subsidiaries of the Company undertaken pursuant to this Agreement.

"Chairman" means the Chairman of the Board of Directors.

"Company" shall mean M/s RFB Lakeland Industries Pvt. Ltd.

"Deadlock Notice" means the Notice referred to in Article 10.

"Director" means a member of the Board of Directors.

"Effective Date" means that date on which the Parties declare the achievement of, each and every condition precedent set forth in Article 2.

"Force Majeure" shall mean any event or combination of events or circumstances beyond the reasonable control of either Party which cannot by the exercise of reasonable diligence be prevented or caused to be prevented, cannot despite the adoption of reasonable precaution and/or alternative measures be prevented and which materially and adversely affect such Party's performance of its duties or obligations or enjoyment of its rights under this Agreement and includes:

      (a) acts of God including but not limited to fire, draught, flood, earthquake, epidemics and other natural disasters;

      (b)   explosions, accidents, air crashes and shipwrecks;

      (c) blockades, embargoes, and sabotage,; (d) strikes, work-to-rules or similar labor difficulties not attributable to any unfair policies of any Party; and

      (e) the promulgation of or restrictions placed under, onerous Applicable Law;

      (f)   any event or circumstances analogous to the foregoing.

Provided that insufficiency of funds shall not constitute an event of Force Majeure.

"Fundamental Issue" shall have the meaning set forth in Article 9.

"Memorandum of Association" means the Memorandum of Association of the Company.

"Notice" means a written communication by one Party to the other Party pursuant hereunder forwarded for delivery by prepaid courier or registered airmail and confirmed by facsimile at the following addresses and Fax numbers, such as may be amended from time to time by Notice:

Lakleland         Address: 701-7, Koehler Ave.
                           Ronkonkoma, NY 11779

                  Fax No.:

PSR               Address: A-33, New Friends Colony,
                           New Delhi - 110 065

                  Fax No.:

KSR               Address: A-33, New Friends Colony,
                           New Delhi - 110 065

                  Fax No.:

Unless otherwise proved by competent evidence under Applicable Laws, all Notices shall be deemed to have been delivered one week after the date of their posting by courier or twenty four hours after they are transmitted through facsimile whichever is later.

"Party" means either Lakeland or PSR or KSR as applicable

"Parties" means collectively Lakeland, PSR and KSR.

"Subsidiary Company" shall have the same meaning as assigned under the Act.

                                   ARTICLE -2
                              CONDITIONS PRECEDENT
                                       AND
                              CONDITIONS SUBSEQUENT

2.1 Except as may be expressly waived by Parties in writing, it shall be a condition precedent to the commencement of either Party's obligation to subscribe to or purchase the shares and make payment of share capital to the Company pursuant to Article 4 that the Company (M/s RFB Lakeland Industries Pvt. Ltd.) shall have been duly incorporated under the laws of India;

                                    ARTICLE-3
                                     OBJECT

3.1 The Parties state that in entering into this Agreement, it is their intent and commercial object:

      (a) that they plan, implement, operate and conduct the Business of the Company in accordance with this Agreement; and

      (b) to provide Lakeland with an investment opportunity that ensures returns commensurate with its investment in equity and other contributions to the Company.

      The Parties agree to exercise their best endeavor to achieve these stated objectives and to ensure the success of the Business.

3.2 The Memorandum of Association and the Articles of Association shall be amended to:

      (a)   be in form and substance acceptable to the Parties; and

      (b)   shall   incorporate  all  the  terms  of  this  Agreement  and  such amendments thereto as are made from time to time, to the extent permitted under Applicable Laws.

                                    ARTICLE-4
                                  SHARE CAPITAL

4.1 The initial, authorized equity share capital of the Company shall be Rs. 1,00,00,000/- (Rupees one crore only) divided into 10,00,000/- shares of Rs. 10/- each. The category of shares such as equity shares or preference shares shall be decided by the Board of Directors of the Company in view of the requirement of the Business of the Company. The initial paid up capital of the Company shall be Rs. 1,00,000/- (rupees one lakh only).

4.2 Subject to and in accordance with this Agreement, Lakeland will hold 9,500 equity shares of the Company and PSR and KSR collectively will hold 500 equity shares of the Company. Thus, Lakeland shall hold 95% of the paid up share capital of the Company and PSR and KSR collectively shall hold 5% of the paid up share capital of the Company.

4.3 At the time of incorporation of the Company, Mr. Christopher J. Ryan and Mr. P. S. Ratra and Mr. K. S. Ratra shall subscribe their names to the Memorandum and Articles of Association of the Company.

4.4 Within five days of Effective Date, Lakeland, PSR and KSR agree to subscribe to the initial paid-up capital of the Company. The initial share capital shall be issued and subscribed and paid by Lakeland, PSR and KSR in accordance with the requirements of the Company at par value.

4.5   Each share shall carry one vote at all general meetings.

4.6 KSR shall cause the Company to issue share certificates upon the allotment of shares to the Parties expeditiously and, in any event, within the stipulated period under the Act.

                                   ARTICLE - 5
                        INCREASE AND DECREASE IN CAPITAL

5.1 Any and all increase of the authorized share capital shall be decided in a shareholders' meeting in accordance with Applicable Laws. Each Party shall have the right to subscribe to any increase in the paid up capital of the Company pro-rata to their shareholding in accordance hereunder. If either Party will or cannot contribute, wholly or in part to the increased capital, the other Parties shall have a right of first refusal to the un-subscribed capital. Each Party recognizes that in the event it does not take up the shares offered to it, its proportionate shareholding in the increased equity capital of the Company shall stand diluted.

5.2 A decrease of the issued share capital shall also be decided by a shareholders' meeting in accordance with Applicable Laws.

                                    ARTICLE-6
                            MEETINGS OF SHAREHOLDERS.

6.1 The shareholders' meeting shall be the supreme body of the Company. Unless otherwise provided in this Agreement, the general meeting of shareholders shall have such powers as are conferred upon it under Applicable Laws and under the Articles of Association as are from time to time in effect.

6.2 The statutory General Meeting of the Company shall be held within 6 months from the date of incorporation of the Company.

6.3 The first Annual General Meeting shall be held not later than one year from the date of the statutory General Meeting and thereafter within 6 months after the end of each financial year of the Company.

6.4 The Board of Directors, upon request of members representing at least 10 % of the shares having right to vote on that matter, shall call an extra-ordinary General Meeting of the Company, and the Agenda for such Extra-ordinary General Meeting shall include the terms as proposed by the shareholders asking for such meeting.

6.5 The notice convening the General Meeting shall, unless otherwise unanimously agreed, be sent by telex, telefax or cable and confirmed by simultaneous dispatch of Registered mail to every shareholder and the Parties, not later than 21 clear days before the meeting. Such notice shall include the Agenda, and specify place and date of the meeting. Any enclosures to the Agenda shall at least be specified in the telex, telefax or cable and be forwarded with the confirmation letter.

6.6 Subject to the provisions of the Act, a shareholder shall have the right to be represented at a General Meeting by a proxy who shall not necessarily have to be a shareholder of the Company.

                                    ARTICLE-7
                               BOARD OF DIRECTORS

7.1 The responsibility for the management of the affairs of the Company will rest with its Board of Directors, which will be composed of representative of the Parties nominated and elected in accordance hereunder.

7.2 The members of the Board of Directors shall be appointed by the shareholders in a General Meeting. The members of the Board of Directors shall not be required to hold any qualification share in the Company.

7.3 The Board of Directors will comprise of not less than two members and not more than eight members.

7.4 It is agreed by and between the Parties that the Parties who have subscribed to the Memorandum and Articles of Association of the Company shall be the first directors of the Company. It is further agreed that within one week of incorporation of the Company, the Board of Directors shall be reconstituted with eight members, of whom six Directors shall be nominated by Lakeland and two Directors shall be nominated by PSR and KSR jointly. Each member of the Board of Directors will have one vote.

7.5 The Board of Directors shall cause one amongst them to be the Chairman. The Chairman shall be a nominee of Lakeland. The Chairman of the Board of Directors shall have a casting vote.

7.6 The Board of Directors shall have the overall responsibility for the general course of business of the Company. The Board of Directors shall exercise supervision over the management of the Company and periodically appraise the performance of the management.

7.7 The working language at the meetings and in all written material will be the English language.

7.8 The Board of Directors shall meet at least four (4) times in every calendar year when duly called for in writing by the Chairman. The notice period shall be at least three clear days, provided that with the consent of all the members of the Board of Directors, a meeting may be convened by a shorter notice. The notice shall contain an Agenda for the called meeting. The Board Meetings shall take place in Delhi, or at such other place as the Parties may decide from time to time.

7.9 The quorum for a meeting of the Board of Directors of the Company shall be one third of the total number of Directors including at least one Director nominated by Lakeland.

7.10 A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board of Directors shall, subject to the provisions of the Act, be as valid and effectual as if it had been passed at a meeting of the Board of Directors duly convened and held. Any resolution so adopted shall be placed on the Agenda for the next meeting formally convened, for being taken on record.

7.11 If any member of the Board of Directors is expected to be prevented for a period of more than 3 (three) months to participate in the meetings of the Board of Directors, the nominating Party of such member may appoint a person to act as alternate member during such absence, and the Board of Directors shall accept such appointment.

                                    ARTICLE-8
                               FUNDAMENTAL ISSUES

8.1 Not withstanding any power conferred to the Board under this Agreement or the Act or the Articles of Association, no resolution, in respect of the following matters (the `Fundamental Issues'), shall be deemed to have been duly passed by the Board of Directors, unless approved by a majority of Directors, which majority shall comprise of an affirmative vote of at least one Director nominated by Lakeland.

      a) any reorganization of the share capital of the Company including any new issue of share capital or obligations convertibles into shares, capitalization/ redemption of shares;

      b) the making of any loans or the giving of any guaranties or indemnities by the Company;

c)    any borrowing or financial accommodation;

d) the sale or disposal of any fixed assets of the Company, with or without consideration, with a market value in aggregate in excess of INR 110,000 (Rupees one lakh ten thousand only) except in the ordinary course of business;

e)    disposal of any assets of value INR 110,000  (Rupees one lakh ten thousand only) below fair market value to individuals, or related parties;

f) the sale or disposal of the whole or a substantial part of the assets of the Company;

g) the amalgamation or merger of the Company with any other company or concern;

h) any alteration or amendments to the Memorandum of Association and Articles of Association;

i) the commencement of a new activity or business by the Company, or any change in the geographical area of business, other than as envisaged in this Agreement;

j)    the formation of any subsidiary of the Company and the
                  appointment of its Directors;

k) the acquisition by the Company of any shares or investments in any other company;

l) compromising or compounding of any third party claims or disputes concerning the Company;

m) the giving or granting of any lien or security interest over any assets of the Company, other than statutory liens arising by operation of law, or pledging or encumbering any of Company's assets, and entering into any guarantee or indemnity by the Company;

n)    all contracts and arrangements between the Company and any Party;

o)    the  acquisition  of  any  business  either  directly  by the  Company  or
      indirectly   through  any  other  firm  or  company   whether  carried  on
      individually or through a partnership or otherwise

                                    ARTICLE 9
                                   MANAGEMENT

9.1 The Board of Directors shall appoint the Chief Executive Officer of the Company who shall also be its Managing Director. It is agreed by and between the Parties that so long as Lakeland continues to be the majority shareholder of the Company, Mr. Christopher J. Ryan shall be the Chief Executive Officer of the Company. The terms of agreement between the Company and Mr. Christopher J. Ryan shall be incorporated in the Management Agreement.

9.2 The management, headed by the Chief Executive Officer of the Company, shall be responsible for its day-to-day business.

                                   ARTICLE 10
                           DISTRIBUTION OF DIVIDENDS.

      The Annual General Meeting shall be the final body to determine the amount of profits out of the distributable reserves that are available for actual distribution to the parties as share holders of the Company, taking into account that no dividend will be paid out until positive accumulated cash flow has been achieved.

                                   ARTICLE 11
                               TRANSFER OF SHARES

11.1 A Party's ability to sell, assign, transfer, pledge, encumber or otherwise dispose of (collectively referred to as a "Transfer") any or all of its shares in the Company shall be governed by the provisions of this Article.

11.2 No shareholder shall be permitted to Transfer shares held by it in the Company prior to the end of five years from the date of either allotment or purchase of shares of the Company unless the Transfer is approved by the Parties.

11.3 If the Disposing Shareholder wishes to Transfer any or all of its shares in the Company ("Share Package") to a third party (which expression shall include an existing shareholder in the Company), the other shareholders and the Company shall be promptly informed by Notice in writing setting out the identity of the third party and the price and other terms offered by the third party. In this event, the other Party shall have a right either to purchase the entire, but not part of the, Share Package at the price and on the terms offered by the third party or sell its shareholding along with the Disposing Shareholder on prorata basis (Tag Along Right).

11.4 If under the procedures referred to in Articles 11.3 above, the other Party do not elect within the stated period to purchase all of the Share Package or Tag Along Right, then the Disposing Shareholder shall within a period of 3 (three) months following expiry of the stated periods as aforesaid, have the right to sell the Share Package to the third party identified in

      Article 11.3 at the price (but not below the price) and on the terms originally proposed. It is a pre-condition for the registration of a third party as a shareholder that such third party agrees to be bound by all the terms and conditions of this Agreement and to assume all of the obligations hereunder and under other agreements to the same extent as the Disposing Shareholder and that such third party is neither a competitor of Parties nor a convicted felony in any jurisdiction in India or USA.

11.5 If under the procedures referred to in Articles 11.3 above, the other Party elect for Tag Along Right, the third party shall purchase the shares and the Disposing Shareholder shall cause the third party to purchase shares from the other Party on prorata basis at the price (but not below the price) and on the terms originally proposed. It is a pre-condition for the registration of a third party as a shareholder that such third party agrees to be bound by all the terms and conditions of this Agreement and to assume all of the obligations hereunder and under other agreements to the same extent as the Disposing Shareholder.

11.6 In the event that a shareholder goes bankrupt, suspends payments or is otherwise subjected to a general creditor arrangement, then such circumstances shall be deemed as a proposed Transfer enabling the other Party to exercise their right of first refusal to the shares. The price to be paid for such shares shall be the market price of such shares. In the event of Parties inability to agree on the market price, the price of such shares shall be fixed by an internationally recognized firm of chartered accountants.

                                   ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES

12.1  PSR and KSR hereby represents and warrants to Lakeland that:

      (a) they have requisite legal power and authority to enter into this Agreement and perform their duties and obligations under this Agreement;

      (b) this Agreement constitutes the legal, valid and binding obligation enforceable against them in accordance with the terms hereof;

      (c) the execution, delivery and performance of this Agreement shall be duly authorized by all requisite actions and will not to their knowledge constitute a violation of (1) any relevant Applicable Law, and (2) any indenture, contract or agreement to which they are party or by which they or their property are bound.;

      (d) there are no actions, suits or proceedings pending or threatened against them before any court or tribunal that could reasonably be expected to affect materially and adversely their financial condition or operations or their ability to perform their duties or obligations hereunder; and

      (f) no representation or warranty made by it herein contain any untrue statement of material facts or omits to state a material fact necessary to make any statement made not misleading.

                                   ARTICLE 13
                              TERM AND TERMINATION.

13.1 Subject to its provisions, the Agreement shall be binding upon the Parties from the date of its execution and shall remain valid and in effect for so long as the Parties are shareholders in the Company. This Agreement shall terminate forthwith and with effect from the date when any Party's entire shareholding in the Company is sold in accordance with its provisions so far as the Party selling the shares is concerned. The Agreement shall continue to be valid and binding on the remaining Parties who continue to be the shareholders of the Company.

13.2 In the event that within two months of the date of execution hereof, the condition precedent set forth in Article 2 has not been achieved, either Party shall be at liberty to terminate this Agreement by a thirty day Notice. Provided however that such termination shall be without prejudice to either Party's accrued rights prior to the issue of such Notice of termination.

13.3  This Agreement may be terminated at the option of any Party:

      (a)   if so agreed in writing by all the Parties; or

      (b) if any Party hereto fails to observe or perform any of its material obligations under this Agreement (`Defaulting Party') and such failure is not remedied within thirty days after written Notice thereof by the Party not in default (the `aggrieved Party')

13.4 In the event of termination of this Agreement pursuant to Article 13.3, the following shall apply:

      (a) the Defaulting Party shall be liable to compensate the Aggrieved Party for any and all damages payable under Applicable Law as a result of such default; and

      (b) the Defaulting Party, at the option of the Aggrieved Party, shall transfer at the lower of market value or par value, its entire shareholding in the Company.

13.5 Any shares sold by the Defaulting Party pursuant to this Article shall be sold by the Party as owner and free from encumbrances and such sale shall include all rights attaching to those shares.

                                   ARTICLE 14
                                 FORCE MAJEURE.

14.1 Subject to such specific exclusions as are set forth in this Agreement, neither Party shall be liable for any failure or delay in complying with or performing its obligations and duties under this Agreement to the extent such failure or delay is due to one or more events of Force Majeure, and/or a breach hereunder by the other Party, and the period allowed for the compliance or performance by a Party of such duties and obligations shall be extended for the duration of such event of Force Majeure and/or breach as above said.

14.2 The occurrence of an event of Force Majeure shall entitle the Party directly affected thereby to postpone any measure in performing its obligation under this Agreement which is prevented or rendered unreasonably burdensome, provided that the Party so affected shall use its best efforts to mitigate such event of Force Majeure and shall recommence performance hereunder with the utmost dispatch wherever such effect ceased.

14.3 A Party claiming the effect of an event of Force Majeure shall not be entitled to the benefit of this Article unless it expeditiously gives the other Parties Notice thereof. Upon cessation of the event of Force Majeure, the Party claiming Force Majeure shall by Notice communicate such cessation.

                                   ARTICLE 15
                               GENERAL PROVISIONS.

15.1 This Agreement shall not be amended or modified in any respect except in writing executed by a duly authorized representative of each Party.

15.2 This Agreement supersedes all prior arrangements, understandings, negotiations, representations, warranties, agreements, memorandum of understanding, whether verbal or written, with respect to the subject matter hereof.

15.3 Except as specifically set forth herein, the rights and obligations hereunder cannot be assigned by any Party to any other party without the prior written consent of the other Party.

15.4 The failure of any Party to insist upon strict adherence to any term of the Agreement on any occasion shall not be considered a waiver of any right hereunder nor shall it deprive such Party of the right thereafter to insist upon strict adherence to that term or any other of the Agreement.

15.5 Each right, power and remedy provided for herein or hereafter existing at law, by statute or otherwise, shall be cumulative and the exercise or the forbearance of exercise by any Party of one or more of such rights, powers or remedies (including termination) shall not preclude the simultaneous or later exercise by such Party of any of all of such rights, powers or remedies.

15.6 If any provision of the Agreement, or the application thereof to any person or circumstances, shall for any reason or to any extent, be invalid or unenforceable, such invalidity or enforceability shall not in any matter affect or render invalid or unenforceable the remainder of the Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law. In the event of the invalidity or enforceability of any provision of the Agreement or of the application thereof to any person or circumstances, the Parties shall, at the request of any of the Parties, negotiate in good faith to agree on changes or amendments to the Agreement which are required to carry out the intent and accomplish the purpose of the Parties pursuant hereunder and the Company in the light of such invalidity or enforceability.

15.7 Each Party hereto shall cooperate and shall take such further reasonable action and shall execute and deliver such further documents as may be reasonably requested by the other Parties hereto in order to carry out the intent and accomplish the purpose of this Agreement and the Company.

                                   ARTICLE 16
                           OBLIGATIONS OF PSR AND KSR

16.1 During the currency of the Agreement and the Supply Agreement, PSR and KSR agree that they will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the Company or the business to be optionally acquired by the Company, if their activity or service to such enterprise could have an adverse effect on the Company or the optionally Acquired Business in any geographic region in the world. PSR and KSR agree that during the currency of the Agreement they will not take any action which might divert from the Company or Lakeland, or their respective successors or assigns, any opportunity which would be within the scope of any of their respective present or future operations or business.

16.2 PSR and KSR agree not to disclose at any time to other than the Company or any of its affiliates or use, except in each case in pursuit of the business of the Company or its affiliates, any proprietary information of the Company or of any of its affiliates whether they have such information within their memory or it is embodied in writing or other physical form. For purposes of this agreement, the phrase "proprietary information" means all information, such as, without limiting the generality of the foregoing, customer accounts, sales, development or financing procedures or methods of the Company or any of its affiliates or related entities to specific business matters such as, without limiting the generality of the foregoing, the identity of suppliers, customers, contractors or lenders or accounting procedures of the Company or its affiliates.

16.3 PSR and KSR agree that any and all improvements, inventions, discoveries, formulae, processes or methods relating to Business which they may conceive or make during the currency of this Agreement for the Company shall be the sole and exclusive property of the Company. PSR and KSR will, whenever requested to do so by the Company and at the Company's expense, execute and sign any and all applications, 'assignments or other instruments and do all other things which it reasonably may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend letters patent of the United States or of any foreign country for such of the improvements, inventions, discoveries, formulae, processes or methods as shall be the sole and exclusive property of the Company or as the Company shall have elected to acquire as provided for above, or in order to assign and convey otherwise make available to the Company or any affiliate, as the case may be, the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes or methods.

16.4 PSR and KSR shall make their best efforts and devote an appropriate portion of their time in the manufacturing of the Products and for sales of Company's Products. In consideration of their obligations as contained hereinabove and in consideration of their efforts resulting into increase in sales and profits of the Company, Lakeland shall sell a part of its shareholding to them in the manner and to the extent as detailed herein below:

      In the case of KSR:

      (a) on October 2006, Lakeland shall sell 280 equity shares out of the total shares held by it to KSR at par subject to the condition that the sale of the Product of the Company by KSR personally in the year one has exceeded $ 700,000 USD;

      (b) on October 2007, Lakeland shall further sell 280 equity shares out of the total shares held by it to KSR at par subject to the condition that the sale of the Product of the Company by KSR personally in the year two has exceeded $ 1,000,000 USD;

      (c) on October 2008, Lakeland shall further sell 280 equity shares out of the total shares held by it to KSR at par subject to the condition that the sale of the Product of the Company by KSR personally in the year three has exceeded $ 1,500,000 USD;

      (d) on October 2009, Lakeland shall further sell 280 equity shares out of the total shares held by it to KSR at par subject to the condition that the sale of the Product of the Company by KSR personally in the year four has exceeded $ 1,850,000 USD;

      (e) on October 2010, Lakeland shall further sell 280 equity shares out of the total shares held by it to KSR at par subject to the condition that the sale of the Product of the Company by KSR personally in the year five has exceeded $ 2,100,000 USD.

      In the case of PSR:

      (a) on October 2006, Lakeland shall sell 280 equity shares out of the total shares held by it to PSR at par subject to the condition that the year one net profits equal or exceed 9% of net sales;

      (b) on October 2007, Lakeland shall further sell 280 equity shares out of the total shares held by it to PSR at par subject to the condition that the year one net profits equal or exceed 12% of net sales;

      (c) on October 2008, Lakeland shall further sell 280 equity shares out of the total shares held by it to PSR at par subject to the condition that the year one net profits equal or exceed 15% of net sales;

      (d) on October 2009, Lakeland shall further sell 280 equity shares out of the total shares held by it to PSR at par subject to the condition that the year one net profits equal or exceed 18% of net sales;

      (e) on October 2010, Lakeland shall further sell 280 equity shares out of the total shares held by it to PSR at par subject to the condition that the year one net profits equal or exceed 20% of net sales.

                                   ARTICLE 17
                         GOVERNING LAW AND ARBITRATION.

17.1  The  Agreement  shall  be  governed  by,   interpreted  and  construed  in
      accordance with the laws of India.

17.2 Any disputes arising from or in connection with this Agreement, including any disputes relating to the existence, validity, interpretation or valid termination of its provisions shall be exclusively and finally settled by an arbitral tribunal formed and administrated in conformity with the Indian Arbitration and Conciliation Act, 1996. The language to be used in the arbitral proceedings shall be English. The venue of arbitration shall be Delhi. The award of the arbitration tribunal shall be final and binding on the Parties.

IN WITNESS WHEREOF, THE PARTIES HERETO, HAVE AFFIXED THEIR SIGNATURES ON THE DAY, MONTH AND YEAR ABOVE WRITTEN.

Lakeland Industries Inc.                             P.S.Ratra        K.S. Ratra

In the presence of:                                  In the presence of

---------------------------                          --------------------------